UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) :  May 28, 2015

MGC Diagnostics Corporation
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02	Results of Operations and Financial Condition

On June 2, 2015, MGC Diagnostics Corporation (the “Company”) issued a press release reporting the results of its operations for its second fiscal quarter ended April 30, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Act of 1934, and may not be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in that filing.

Section 8 – Other Events
Item 8.01.  Other Events.

May 28, 2015 Stock Option Grants

At a May 28, 2015 regular Board meeting, the Board of Directors of MGC Diagnostics Corporation (the “Company”) granted stock options to purchase 50,000 shares to each of Chief Executive Officer Todd Austin, President Matthew Margolies, and Chief Operating Officer and Chief Financial Officer Wesley W. Winnekins.  The options have an exercise price of $6.07, vest one-third on each of June 1, 2016, 2017 and 2018, and have a term of seven years.

The Board of Directors granted these options as part of the MGC Diagnostics Corporation Senior Management Long-term Incentive Compensation Program, which is part of the overall compensation program for the Company’s three executive officers, designed to encourage market value creation and more fully align these officers’ interests with those of the Company’s shareholders.

MGC Diagnostics Corporation Committees

At its May 28, 2015 meeting, the Board of Directors created a new Regulatory Oversight Committee and assigned the following Board members to serve on the Committees set forth below.

Audit Committee

Robert E. Munzenrider, Chair
John R. Baudhuin
Hendrik Struik

Compensation Committee

Wendy D. Lynch, Ph.D., Chair
John R. Baudhuin
Terrence W. Bunge

Regulatory Oversight Committee

Terrence W. Bunge, Chair
Robert E. Munzenrider
Hendrik Struik

Governance and Nominating Committee

Mark W. Sheffert, Chair
Terrence W. Bunge
Wendy D. Lynch, Ph.D.
Robert E. Munzenrider

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Section 9 – Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following is furnished as an Exhibit to this Report:

Exhibit No.	Description of Exhibit

99.1	Press release dated June 2, 2015, reporting results for the fiscal 2015 second quarter ended April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC DIAGNOSTICS CORPORATION

Dated: June 2, 2015	By	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer

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